Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

1 October 2024

Matter No.: 402008

+1 441 299 4954

Marcello.Ausenda@conyers.com

Teekay Tankers Ltd.

Belvedere Building

4th Floor

69 Pitts Bay Road

Hamilton HM 08

Dear Sir/Madam,

Re: Teekay Tankers Ltd.

We have acted as special Bermuda legal counsel to Teekay Tankers Ltd. (the “Company”), a corporation formerly incorporated under the laws of the Republic of the Marshall Islands (“RMI”) that has continued as a Bermuda exempted company (the “Continuance”) pursuant to Section132C of the Companies Act 1981 of Bermuda (the “Companies Act”), in connection with the Continuance and the filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form F- 4 filed on August 7, 2024 (as the same may be amended or supplemented after the date hereof, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of Class A common shares of par value US$0.01 each in the share capital of the Company (collectively, the “Shares”) which were registered with the Commission pursuant to the Registration Statement in connection with the Continuance, pursuant to the related proxy statement/prospectus (the “Prospectus”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in the Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined electronic copies of the following documents:

1.1.	the Registration Statement; and

1.2.	the Prospectus.

We have also reviewed such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	at all times relevant for purposes of rendering the opinions expressed herein, the laws of the RMI permitted the Continuance of the Company to Bermuda;

2.3.

the Company has, and, at all times relevant for purposes of rendering the opinions expressed herein, had, the full power, authority and legal right to deregister as a body corporate limited by shares from the RMI and to register by way of Continuance as an exempted company limited by shares in Bermuda;

2.4.	that the Continuance was duly authorised by the Company;

2.5.

that all necessary action was taken under the applicable laws of the RMI to authorise and permit the Continuance and any and all consents, approvals and authorisations for applicable RMI governmental authorities required to authorise and permit the Continuance have been obtained;

2.6.	immediately prior to the Continuance, the Shares have been, duly and validly authorised, legally and validly issued and non-assessable under the laws of the RMI;

2.7.

there is nothing under any law (other than the laws of Bermuda) that would or might affect the opinions set out herein and, in particular, we have made no independent investigation of the laws of the RMI and have assumed that such laws authorise the Continuance and that the Company has complied fully with the laws of the RMI in respect of such Continuance;

2.8.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and any other documents reviewed by us; and

2.9.	for the purposes of Opinion 4.2 we have received and relied on a copy of the register of members prepared by Computershare Limited on the date of this Opinion.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.	This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company has been duly registered by way of continuance under Section 132C of the Companies Act as an exempted company and is validly existing under the laws of Bermuda.

4.2.	The Shares are duly and validly issued and fully paid and non-assessable (which term means, when used herein, that no further sums are required to be paid by the holders thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “SUMMARY – Material Tax Consequences of the Redomiciliation,” “RISK FACTORS – The enforcement of civil liabilities against Teekay Tankers (Bermuda) may be different,” “THE REDOMICILIATION – Material Tax Consequences of the Redomiciliation,” “MATERIAL NON-UNITED STATES INCOME TAXATION – Bermuda Income Tax Consequences of the Redomiciliation” and “LEGAL MATTERS” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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